Exhibit 99.1

TRANSDIGM GROUP INCORPORATED ISSUES FISCAL 2007 GUIDANCE

Cleveland, Ohio, September 28, 2006, PRNewswire-First Call – TransDigm Group Incorporated (NYSE: TDG) today issued fiscal year 2007 guidance for revenues, net income, EBITDA As Defined, diluted earnings per share and adjusted diluted earnings per share for its fiscal year end September 30, 2007.

Assuming no acquisition activity, and based on the current market conditions, the Company expects fiscal year 2007 financial performance to be as follows:

•	Fiscal year 2007 revenues are anticipated in the range of $470 million to $490 million;

•	Fiscal year 2007 net income is anticipated in the range of $65 million to $70 million;

•	Fiscal year 2007 EBITDA As Defined is anticipated in the range of $210 million to $220 million;

•	Fiscal year 2007 diluted earnings per share are expected to be in the range of $1.40 to $1.50 per share; and

•	Fiscal year 2007 adjusted diluted earnings per share are expected to be in the range of $1.55 to $1.65 per share.

The Company anticipates having its fiscal year 2006 earnings call in mid to late November when management will also discuss its fiscal year 2007 guidance.

Non-GAAP Supplemental Information

EBITDA As Defined and adjusted earnings per share are non-GAAP financial measures presented in this press release as supplemental disclosures to net income and diluted earnings per share. TransDigm Group defines EBITDA As Defined as earnings before interest, taxes, depreciation, amortization, plus certain non-operating items and certain acquisition related costs. TransDigm Group defines adjusted net income as net income plus certain non-operating items and certain acquisition related costs. These definitions of EBITDA As Defined and adjusted net income are the same as the definitions shown in our press release dated July 31, 2006. Neither EBITDA As Defined nor adjusted diluted earnings per share is a measurement of financial performance under GAAP and such financial measures should not be considered as an alternative to net income, operating income, cash flows from operations or other measures of performance determined in accordance with GAAP. In addition, TransDigm Group’s calculation of these non-GAAP financial measures may not be comparable to the calculation of similarly titled measures reported by other companies.

About TransDigm Group

TransDigm Group Incorporated, through its wholly-owned subsidiaries, including TransDigm Inc., is a leading global designer, producer and supplier of highly engineered aircraft components for use on nearly all commercial and military aircraft in service today. Major product offerings, substantially all of which are ultimately provided to end-users in the aerospace industry, include ignition systems and components, gear pumps, mechanical/electro-mechanical actuators and controls, NiCad batteries/chargers, power conditioning devices, hold-open rods and locking devices, engineered connectors, engineered latches and cockpit security devices, lavatory hardware and components, specialized AC/DC electric motors and specialized valving.

Forward-Looking Statements

Statements in this press release which are not historical facts are forward-looking statements under the provisions of the Private Securities Litigation Reform Act of 1995, including expectations of future performance, profitability, growth and earnings. All statements other than statements of historical fact that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements, including, in particular, statements about our plans, objectives, strategies and prospects regarding, among other things, our financial condition, results of operations, and business. We have identified some of these forward-looking statements with words like “believe,” “may,” “will,” “should,” “expect,” “intend,” “plan,” “predict,” “anticipate,” “estimate” or “continue” and other words and terms of similar meaning. All forward-looking statements involve risks and uncertainties which could affect the company’s actual results and could cause its actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, the company. These risks and uncertainties include but are not limited to: future terrorist attacks; a decrease in flight hours and our customers’ profitability, both of which are impacted by general economic conditions; our substantial indebtedness; our reliance on certain customers; failure to maintain government or industry approvals; and other factors. Further information regarding the important factors that could cause actual results to differ materially from projected results can be found in TransDigm Group’s Registration Statement on Form S-1 and any other reports that TransDigm Group or its subsidiaries have filed with the Securities and Exchange Commission. Except as required by law, TransDigm Group undertakes no obligation to revise or update the forward-looking statements contained in this press release.

CONTACT:

Sean Maroney

Investor Relations

216.706.2945

ir@transdigm.com